UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 20, 2010, the Board of Directors (the “Board”) of CoreLogic, Inc. (the “Company”) approved Frank D. Martell as the Company’s Chief Financial Officer and principal financial officer, effective August 29, 2011.

Mr. Martell, age 51, joins the Company after serving as President and Chief Executive Officer for Western Institutional Review Board, an institutional review board for clinical research studies. Prior to joining Western Institutional Review Board, Mr. Martell served as Chief Financial Officer from October 2009 to January 2010 for Advantage Sales and Marketing, a retail merchandising and marketing services company, specializing in client and customer events, publications and assisted-selling services for grocery, drugstore, club, convenience, natural/specialty, sporting goods, consumer electronics and home center channels. From January 2007 to September 2009 Mr. Martell served as Executive Vice President and Chief Financial Officer for Information Services Group, where he was responsible for global financial management, investor and rating agency relations and information technology operations. From 1996 to 2006, Mr. Martell held a number of leadership positions for ACNielsen Corporation including, Vice President and Treasurer, as well as Chief Financial Officer, Chief Operating Officer and President of Asia Pacific & Emerging Markets. Mr. Martell was then appointed Executive Vice President Marketing Information Group and COO ACNielsen and President Europe, Middle East & Africa. Mr. Martell began his career at General Electric in their Financial Management Program and subsequently held progressively more responsible financial management positions before joining Dun & Bradstreet as Director of Audit.

There are no family relationships between Mr. Martell and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Martell, or any member of his immediate family, has a direct or indirect material interest.

Mr. Martell will receive an annual base salary of $550,000 (“Base Salary”). He is eligible to receive an annual discretionary cash performance bonus with a target award amount of 125% of his Base Salary. Consistent with the annual incentive bonus program applicable to senior executives, the actual award will be based on a combination of Company, business unit and individual performance factors. Mr. Martell is also eligible for an annual long-term equity incentive compensation award with a target annual award amount of 200% of his Base Salary. Consistent with the annual long-term incentive program applicable to senior executives, the actual award will be based on a combination of individual performance and defined award metrics approved by the Compensation Committee of the Board and may be awarded using restricted stock units, stock options, performance units or a combination of these equity instruments. Mr. Martell will receive an initial equity award in an amount equivalent to an award value of $1,100,000, $220,000 of which will be in the form of restricted stock unit awards, $440,000 of which will be in the form of performance based restricted stock unit awards and $440,000 of which will be in the form of non-qualified stock options.

The Company expects to enter into an Employment Agreement with Mr. Martell, effective as of August 29, 2011 with a term ending December 31, 2013, after which Mr. Martell will be eligible for annual extensions of the Employment Agreement. The Employment Agreement is substantially consistent with the Company’s form of Employment Agreement filed with, and the material terms described in, the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2011, which is incorporated herein by reference.

The Company expects to enter into a Change in Control Agreement and an Indemnification Agreement with Mr. Martell, each of which will be effective as of August 29, 2011. The Change in Control Agreement is substantially consistent with the Company’s form of Change in Control Agreement filed with, and the material terms described in, the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2010, which is incorporated herein by reference. The Indemnification Agreement is substantially consistent with the Company’s form of Indemnification Agreement filed with, and the material terms described in, the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2011, which is incorporated herein by reference.

A copy of the press release announcing Mr. Martell’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: July 25, 2011	By:	/s / STERGIOS THEOLOGIDES
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary